Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-255302 and 333-255302-03

PRODUCT SUPPLEMENT NO. EA-08-01

(To Prospectus Supplement dated May 11, 2021 and Prospectus dated May 11, 2021)

Citigroup Global Markets Holdings Inc.

Medium-Term Notes, Series N

Fully and Unconditionally Guaranteed by Citigroup Inc.

 Principal at Risk Securities

Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

Citigroup Global Markets Holdings Inc. may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” Market-linked securities, such as the securities described in this product supplement, are principal-at-risk securities, which means that you may receive less than the original public offering price of the securities (the “original offering price”) at maturity, depending on the performance of one or more Market Measures. We refer to all securities offered under this product supplement as the “securities.”

The securities are unsecured senior debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the securities is an unsecured obligation of Citigroup Inc. Accordingly, any payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payments that may be owed to you under the securities.

This document, which we refer to as a “product supplement,” describes some of the general terms that apply to the securities. This product supplement supplements the disclosure in any pricing supplement that may reference it, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the terms specified in this product supplement. A separate underlying supplement or the relevant pricing supplement will describe any Market Measure(s) to which the securities are linked. If the disclosure in the relevant pricing supplement is inconsistent with the disclosure in this product supplement, any accompanying underlying supplement, the prospectus supplement or the prospectus, the disclosure in the relevant pricing supplement will control.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities will not be listed on any securities exchange or automated quotation system.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 5 of this product supplement. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities.

The securities are the unsecured obligations of Citigroup Global Markets Holdings Inc., and, accordingly, all payments are subject to credit risk. If Citigroup Global Markets Holdings Inc., as issuer, and Citigroup Inc., as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Citigroup	Wells Fargo Securities

The date of this product supplement is September 28, 2022.

TABLE OF CONTENTS

Page

About This Product Supplement	2
Summary	3
Risk Factors	5
General Terms of the Securities	13
Plan of Distribution; Conflicts of Interest	27
Benefit Plan Investor Considerations	39
United States Federal Tax Considerations	31

About This Product Supplement

You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, any applicable underlying supplement, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the securities to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the securities have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement and prospectus.

You may find the prospectus supplement and prospectus each dated May 11, 2021 here:

https://www.sec.gov/Archives/edgar/data/200245/000119312521157552/d423193d424b2.htm

When we refer to “we,” “us” or “our” in this product supplement, we refer only to Citigroup Global Markets Holdings Inc. and not to any of its affiliates, including Citigroup Inc. All references to “Citigroup Inc.” or “Guarantor” in this product supplement, are only to Citigroup Inc., and not Citigroup Inc. together with any of its subsidiaries, unless the context indicates otherwise.

Summary

Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.

General:	The securities are senior unsecured debt securities issued by Citigroup Global Markets Holdings Inc. under the senior debt indenture described in the accompanying prospectus supplement and prospectus. Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. The securities will constitute part of the senior debt of Citigroup Global Markets Holdings Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings Inc. The guarantee of payments due on the securities will constitute part of the senior debt of Citigroup Inc. and will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. Accordingly, any payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payments that may be owed to you under the securities.
Maturity Payment Amount:

Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the stated principal amount of the securities, depending on the performance of one or more:

•      equity indices (each, an “Index” and collectively, the “Indices”);

•      exchange-traded funds (each, a “Fund” and collectively, the “Funds”);

•      common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or

•      any combination of the foregoing,

as specified in the applicable pricing supplement. Accordingly, you could lose some or all of your investment.

In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your securities may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”

The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In the case of securities linked to an Underlying Stock, references in the applicable pricing supplement to the “Underlying” will mean the applicable Underlying Stock Issuer. In addition, if the securities are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The securities may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.

You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to receive less than the stated principal amount at stated maturity.

Coupon:	The securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.
Stated Principal Amount and Original Offering Price:	The stated principal amount of each security and the original offering price of each security will be specified in the applicable pricing supplement.
Pricing Date:	We refer to the date on which a particular issuance of securities is priced for initial sale to the public as the “pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):

We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the securities as a “calculation day.” If there is a single calculation day for the securities, references to the “final calculation day” herein mean such calculation day.

The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-trading days and market disruption events. See “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Payment Date(s):	The relevant pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the securities (each referred to as a “payment date”). Each payment date is subject to postponement as described under “General Terms of the Securities—Payment Dates.”
Closing Value:	When we refer to the “closing value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its closing level (as defined herein) on that day; (ii) with respect to a Fund, its fund closing price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its stock closing price (as defined herein) on that day. In the case of securities linked to an Underlying Stock, references in the applicable pricing supplement to the closing value of the Underlying will mean the closing value of the applicable Underlying Stock.
Calculation Agent:	Unless otherwise specified in the applicable pricing supplement, the “calculation agent” for each issuance of securities will be our affiliate, Citigroup Global Markets Inc. (“CGMI”), or any successor appointed by us. The calculation agent will make the determinations specified in this product supplement or in the applicable pricing supplement. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the securities. The calculation agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.
Trustee:	The Bank of New York Mellon will serve as “trustee” for the securities.
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the relevant Market Measure(s) because any payment you may receive on the securities will depend on the performance of the relevant Market Measure(s).

The risk factors below describe certain significant risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of securities. You should also read these risk factors together with the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference into the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

General Risk Factors Relating To All Securities

You May Lose Some Or All Of Your Investment In The Securities.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. Instead, what you receive at maturity will depend on the performance of the relevant Market Measure(s), as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Market Measure(s) will cause you to receive an amount in cash that is less than the stated principal amount of your securities at maturity. Depending on the particular terms of the securities, you may lose up to all of your investment in the securities. You should not invest in the securities if you are unable or unwilling to bear the risk of losing a significant portion or all of your investment in the securities, subject to the terms set forth in the applicable pricing supplement.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc., The Guarantor Of Any Payments Due On The Securities.

You are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are not guaranteed by any entity other than Citigroup Inc. Any actual or anticipated changes to Citigroup Global Markets Holdings Inc.’s or Citigroup Inc.’s credit ratings or credit spreads may adversely affect the value of the securities. If Citigroup Global Markets Holdings Inc. defaults on its obligations and Citigroup Inc. defaults on its guarantee obligations under the securities, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of Citigroup Global Markets Holdings Inc.’s and Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in either of their credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of their credit risk is likely to adversely affect the value of the securities.

The Value Of Your Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the value of the Market Measure(s) and a number of other factors, including those described below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of one or more other factors. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant. You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

•	Value of Market Measure(s). We expect that the value of the securities at any time will depend substantially on the value of the Market Measure(s) at that time. If the value of the Market Measure(s) declines following the pricing date, the value of your securities, if any, will also likely decline, perhaps significantly. Even at a time when the value of the Market Measure(s) exceeds the applicable value on the pricing date, the value of your securities may nevertheless be significantly less than the stated principal amount of your securities because of expectations that the value will continue to fluctuate over the term of the securities, among other reasons.

The value of any Fund or Index to which the securities may be linked will be influenced by the value and volatility of the stocks that are held by the Fund or that constitute the Index, as well as by complex and interrelated political, economic, financial and other factors that affect the capital markets generally. The value of an Underlying Stock to which the securities may be linked will be influenced by the results of operations of the Underlying Stock Issuer, as well as by the same general market factors. Hedging by us or our counterparties (which may include our affiliates), the issuance of other securities similar to the securities and other trading activities by our affiliates may also affect such values, which could negatively affect the value of the securities.

•	Volatility in the Closing Value of the Market Measure(s). Volatility refers to the average magnitude of daily fluctuations in the closing value of a Market Measure over any given period. Any change in the expected volatility of the Market Measure(s) may adversely affect the value of the securities.

•	Changes in Correlation. For securities linked to two or more Market Measures, if the correlation (a measure of the extent to which the values of those Market Measures increase or decrease to the same degree at the same time) between those Market Measures changes, the value of the securities may decrease.

•	Dividend Yield. If the dividend yield on the stocks included in an Index or paid by a Fund or Underlying Stock increases, we expect that the value of the securities may decrease. You will not be entitled to receive any dividends paid on the stocks included in an Index or paid by a Fund or Underlying Stock during the term of the securities, and any payment you may receive on the securities will not reflect the value of such dividend payments except to the extent such dividends reduce the value of the Market Measure(s).

•	Currency Exchange Rates. If an Index or a Fund includes or holds stocks that are traded in a currency other than U.S. dollars and the value of such Index or Fund is based on the U.S. dollar value of those stocks, then the value of the securities will be affected by changes in the exchange rate between the relevant currencies and the U.S. dollar. In general, if the U.S. dollar strengthens relative to such other currencies, the value of the securities will decline for that reason alone.

•	Volatility of Currency Exchange Rates and Correlation Between Exchange Rates and an Index. If an Index includes stocks that are traded in a currency other than U.S. dollars and the level of such Index is based on the value of such stocks in such other currency, without conversion into U.S. dollars, then the value of the securities will be affected by changes in the volatility of the exchange rate between such other currency and the U.S. dollar and by changes in the correlation between such exchange rate and the level of such Index.

•	Interest Rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the securities may decrease.

•	Time Remaining to Maturity. At any given time, a portion of the value of the securities will be attributable to time value, which is based on the amount of time then remaining to maturity. You should understand that the value of the securities may be adversely affected solely as a result of the passage of time.

•	Creditworthiness of Citigroup Global Markets Holdings Inc. and Citigroup Inc. The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. Therefore, any actual or anticipated changes in either of their credit ratings or credit spreads may adversely affect the value of the securities.

It is important for you to understand that the impact of one of the factors discussed above may offset, or magnify, some or all of any change in the value of the securities attributable to one or more of the other factors.

The Securities Will Not Be Listed On A Securities Exchange And You May Not Be Able To Sell Your Securities Prior To Maturity.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a securities exchange. Accordingly, the securities may have limited or no liquidity, and you should not invest in the securities unless you are willing to hold them to maturity.

CGMI or, if applicable, any other entity named as underwriter or agent in the applicable pricing supplement may, but is not obligated to, make a market in the securities. If CGMI or such other underwriter or agent does make a market in the securities, it may discontinue doing so at any time. Because we do not expect that other broker-dealers will participate significantly in any secondary market for the securities, the price at which you may be able to sell your securities prior to maturity is likely to depend on the price, if any, at which CGMI or such other underwriter or agent is willing to transact. If at any time CGMI or such other underwriter or agent were not to make a market in the securities, it is likely that there would be no secondary market at all for the securities. The price, if any, at which CGMI, such other underwriter or agent or any other buyer may be willing to purchase your securities in any secondary market that may develop may be significantly less than the stated principal amount; therefore, any sale of the securities prior to maturity may result in a substantial loss. As a result, you should be prepared to hold your securities to maturity.

You Will Not Receive Any Dividends Paid With Respect To The Market Measure(s).

As an investor in the securities, you will not receive any dividends paid by any Market Measure, or on any shares included in or held by any Index or Fund, to which the securities may be linked. Further, as any payment on the securities will be based on the closing value of the applicable Market Measure(s) on a particular date, payments on the securities will not reflect the value of any dividends paid over the term of the securities except to the extent dividends reduce the closing value of the Market Measure(s). Over the term of the securities, this forgone dividend yield may cause an investment in the securities to significantly underperform a direct investment in the applicable Market Measure. You should not invest in the securities unless you are willing to forgo dividends in respect of the relevant Market Measure.

Investing In The Securities Is Not Equivalent To Investing In The Market Measure(s).

Investing in the securities is not equivalent to investing in any Market Measure to which the securities may be linked. In addition to forgoing dividends, investors in the securities will not have voting rights with respect to any Fund or Underlying Stock Issuer, or any shares included in or held by any Index or Fund, to which the securities may be linked. Moreover, the securities may be subject to a maximum return or other feature that may limit the extent to which an investor in the securities may participate in the performance of the Market Measure(s).

Our Offering Of The Securities Is Not A Recommendation Of The Market Measure(s).

You should not take our offering of the securities as an expression of our views about how any Market Measure to which your securities may be linked will perform in the future or as a recommendation to invest in the Market Measure(s), including through an investment in the securities. As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) that conflict with an investment in the securities, including positions in shares included in or held by any Fund or Index to which your securities may be linked or positions in the Underlying Stock to which your securities may be linked. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

The Historical Performance Of The Market Measure(s) Is Not An Indication Of Future Performance.

The historical performance of any Market Measure to which the securities may be linked, which will be included in the applicable pricing supplement, should not be taken as an indication of the future performance of that Market Measure during the term of the securities. Changes in the value of the Market Measure(s) will affect any payments made under, and the value of, the securities, but it is impossible to predict whether the value of the Market Measure(s) will rise or fall.

A Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day is subject to postponement for non-trading days and market disruption events as described under “General Terms of the Securities” below. If such a postponement occurs with respect to a calculation day other than the final calculation day (if any), then the related payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

We And Our Affiliates May Have Economic Interests That Are Adverse To Those Of The Holders Of The Securities As A Result Of Our Affiliates’ Business Activities.

Our affiliates may currently or from time to time engage in business with any Fund or Underlying Stock to which the securities may be linked or any company that is included in or held by any Fund or Index to which the securities may be linked (each, a “relevant issuer”). These activities may include extending loans to, making equity investments in or providing advisory services to a relevant issuer, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about a relevant issuer and we will not disclose any such information to you. Any prospective purchaser of the securities should undertake an independent investigation of any relevant issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the securities. We do not make any representation or warranty to any purchaser of the securities with respect to any matters whatsoever relating to our affiliates’ business with any relevant issuer.

If any of our affiliates is or becomes a creditor of a relevant issuer or otherwise enters into any transaction with a relevant issuer in the course of its business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the value of the Market Measure(s). To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

In the case of securities linked to a Fund or Index that is composed primarily of securities issued by non-U.S. companies or to ADSs, our affiliates may currently or from time to time engage in trading activities related to the currency in which the equity securities underlying any such Fund or Index or the ordinary shares represented by the ADSs trade. These trading activities could potentially affect the exchange rate with respect to that currency and, if currency exchange rate calculations are involved in the calculation of the value of the Index, Fund or ADSs, as applicable, could affect the value of the securities.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

As calculation agent, CGMI, our affiliate, will determine, among other things, any value required to be determined under the securities and any amounts owed to you under the terms of the securities. In addition, if certain events occur, CGMI will be required to make certain discretionary judgments that could significantly affect your maturity payment amount or, if applicable, any other payment owed to you under the securities. In making these judgments, CGMI’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

▪	determining whether a market disruption event has occurred;

▪	determining the closing value of a Market Measure under certain circumstances;

▪	determining if adjustments are required to the closing value of a Market Measure under various circumstances;

▪	if publication of an Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing level of such Index;

▪	if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of such Fund;

▪	if a reorganization event occurs with respect to a Fund or an Underlying Stock, determining the adjustments to be made to the terms of the securities to account for the economic effect on the securities of such event; and

▪	selecting a replacement stock for an Underlying Stock under certain circumstances.

Any of these determinations made by CGMI, in its capacity as calculation agent, may adversely affect any payment owed to you under the securities.

Our Affiliates May Have Published Research, Expressed Opinions Or Provided Recommendations That Are Inconsistent With Investing In The Securities And May Do So In The Future, And Any Such Research, Opinions Or Recommendations Could Adversely Affect The Value Of The Market Measure(s).

CGMI and other of our affiliates may publish research from time to time relating to the financial markets or any Market Measure to which the securities may be linked. Any research, opinions or recommendations provided by CGMI may influence the value of any such Market Measure and the value of the securities, and they may be inconsistent with purchasing or holding the securities. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the Market Measure(s) and the merits of investing in the securities.

The Value Of The Market Measure(s) May Be Affected By Our Or Our Affiliates’ Hedging And Other Trading Activities.

In anticipation of the sale of any issuance of the securities, we expect to hedge our obligations under the securities through certain affiliated or unaffiliated counterparties, who may take positions directly in the Market Measure(s) or in shares or other instruments that may affect the value of the Market Measure(s). For example, for securities linked to an Index, our counterparties may take positions directly in the securities included in the Index, and for securities linked to a Fund or Underlying Stock, our counterparties may take positions directly in the shares of the Fund or Underlying Stock or, in the case of a Fund, in the securities held by the Fund. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before any calculation day, which may involve, among other things, our counterparties purchasing or selling such shares or other instruments. This hedging activity on or prior to the pricing date could potentially affect the value of the Market Measure(s) on the pricing date and, accordingly, potentially increase any initial value established on the pricing date, which may adversely affect your return on the securities. Additionally, this hedging activity during the term of the securities, including on or near any calculation day, could negatively affect the value of the Market Measure(s) on that calculation day and, therefore, adversely affect any payment owed to you under the securities. This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity named as underwriter or agent in the relevant pricing supplement may be willing to purchase your securities in a secondary market transaction.

CGMI and other of our affiliates may also trade the Market Measure(s) and/or shares or other instruments that may affect the value of the Market Measure(s) on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the value of the Market Measure(s) on any calculation day and, therefore, adversely affect the performance of the securities.

CGMI and other of our affiliates may also enter into transactions with investors who hold shares representing significant stakes in the issuer of Underlying Stock or in a company held by a Fund or included in an Index. Those transactions may include margin loans and derivative transactions that may be secured by those shares. In certain circumstances, CGMI or other of our affiliates may foreclose on those shares, which may involve selling a large percentage of the outstanding shares of the relevant company in a short period of time, which may put significant downward pressure on the price of the company’s shares.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

We Have No Affiliation With The Sponsor Of Any Index Or With Any Fund Or Underlying Stock To Which The Securities May Be Linked And Are Not Responsible For Its Public Disclosures.

We are not affiliated with the sponsor of any Index or with any Fund or Underlying Stock to which the securities may be linked, and no such sponsor or issuer will be involved in any of our offerings of the securities in any way. Consequently, we have no control over the actions of any such sponsor or issuer, including any actions that could adversely affect the value of such Index, Fund or Underlying Stock. No such sponsor or issuer has any obligation to consider your interests as an investor in the securities in taking any such actions. None of the money you pay for the securities will go to any such sponsor or issuer.

In addition, as we are not affiliated with the sponsor of any Index or with any Fund or Underlying Stock to which the securities may be linked, we do not assume any responsibility for the accuracy or adequacy of any information about any such Market Measure contained in the public disclosures of any such sponsor or Market Measure. We have made no “due diligence” or other investigation into any such sponsor or Market Measure in connection with the offering of the securities. As an investor in the securities, you should make your own investigation into the applicable Market Measure.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of certain securities that may be offered under this product supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of those securities are uncertain, and the IRS or a court might not agree with the treatment of them described in “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of the securities might be materially and adversely affected.

As described below under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of this product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to withholding tax in respect of certain securities.

As described in this product supplement under “United States Federal Tax Considerations,” in connection with any withholding or information reporting requirements we may have in respect of the securities described below under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Securities Treated as Put Options and Deposits,” we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security to a non-U.S. investor as subject to withholding tax at a rate of 30% (or lower treaty rate). Moreover, it is possible that in the future we may determine that we should withhold on coupon payments we make on the securities to non-U.S. investors.

As described in this product supplement under “United States Federal Tax Considerations,” in connection with any withholding or information reporting requirements we may have in respect of the securities described below under “United States Federal Tax Considerations–Tax Consequences to Non-U.S. Holders --Securities Treated as Prepaid Forward Contracts with Associated Coupons,” due to the uncertain treatment of the securities, non-US investors should expect to be subject to withholding tax in respect of coupon payments on the securities at a rate of 30% or a lower treaty rate.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to securities that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable regulations. The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of securities may be uncertain. Accordingly, even if we determine that certain securities are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, the application of Section 871(m) to a security may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should consult their tax advisors regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts in respect of amounts withheld in respect of U.S. federal income taxes.

Additional Risk Factors Relating to Securities Linked to An Index

Adjustments To An Index To Which The Securities May Be Linked Could Adversely Affect The Value Of The Securities.

The sponsor of any Index to which the securities may be linked (its “sponsor”) may add, delete or substitute the stocks that constitute the Index or make other methodological changes that could affect the level of the Index. Moreover, the sponsor may discontinue or suspend calculation or publication of the Index at any time. In this latter case, the calculation agent will have the sole discretion to substitute a successor equity index as described under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Discontinuance of an Index” below, and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

Additional Risk Factors Relating to Securities Linked to A Fund

The Price And Performance Of The Shares Of A Fund May Not Completely Track The Performance Of The Index Underlying The Fund Or The Net Asset Value Per Share Of The Fund.

A Fund may not fully replicate its underlying index (the “fund underlying index”) and may hold securities different from those included in the fund underlying index. In addition, the performance of a Fund will reflect transaction costs and fees that are not included in the calculation of the fund underlying index. All of these factors may lead to a lack of correlation between the performance of a Fund and its fund underlying index. In addition, if a Fund holds equity securities, corporate actions with respect to such equity securities (such as mergers and spin-offs) may impact the variance between the performances of the Fund and its fund underlying index. Finally, if a Fund is traded on a securities exchange and is subject to market supply and investor demand, the market value of the shares of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the shares of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem the shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the shares of a Fund. As a result, under these circumstances, the market value of the shares of a Fund may vary substantially from the net asset value per share of the Fund. For all of the foregoing reasons, the performance of the shares of a Fund may not correlate with the performance of its fund underlying index and/or the net asset value per share of the Fund, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

A Fund That Invests In Non-U.S. Companies May Be Subject To Currency Exchange Rate Risk.

If the securities are linked to a Fund that invests in non-U.S. companies, holders of the securities will be exposed to currency exchange rate risk with respect to the currency in which the stocks of such non-U.S. companies trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the Fund’s portfolio. If, taking into account such weighting, the U.S. dollar strengthens against the non-U.S. currency, the price of the stocks in which a Fund invests will be adversely affected and the value of the securities may decrease.

A Fund That Invests In Non-U.S. Companies Is Subject To Risks Associated With Non-U.S. Markets.

Investments in securities linked to the price of equity securities of non-U.S. companies involve certain risks. Where the stock of a company in which a Fund invests principally trades on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such shares, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Changes Made By The Investment Adviser To A Fund To Which The Securities May Be Linked Or By The Sponsor Of The Index Underlying That ETF Could Adversely Affect The Value Of The Securities.

We are not affiliated with the investment adviser to any Fund to which the securities may be linked or with the sponsor of the applicable fund underlying index (each, a “sponsor” of the Fund or the fund underlying index, as applicable). Accordingly, we have no control over any changes any such sponsor may make to such Fund or fund underlying index. Any such sponsor may make changes to such Fund or fund underlying index, in methodology or otherwise, at any time. Any such changes may adversely affect the performance of the Fund and, as a result, the performance of your securities.

Additional Risk Factors Relating to Securities Linked to ADSs

The Price Of ADSs May Not Completely Track The Price Of The Underlying Ordinary Shares.

In the case of securities linked to ADSs, you should be aware that the price of the ADSs may not completely track the price of the underlying ordinary shares represented by such ADSs. Active trading volume and efficient pricing for the underlying ordinary shares on the stock exchange(s) on which those ordinary shares principally trade will not necessarily indicate similar characteristics in respect of the ADSs. Factors such as the number of the ordinary shares that are available in ADS form outside the country in which those ordinary shares principally trade may affect the liquidity of the ADSs, which may be less than that of the underlying ordinary shares. In addition, the terms and conditions of the applicable depositary facility may result in less liquidity or a lower market price of the ADSs than for the ordinary shares.

Fluctuations In Exchange Rates Will Affect The Price Of ADSs.

There are significant risks related to an investment in securities that are linked to ADSs that are quoted and traded in U.S. dollars and represent ordinary shares that are quoted and traded in a foreign currency. Such ADSs will trade differently from the ordinary shares they represent as a result of fluctuations in the currency exchange rate between the U.S. dollar and the applicable foreign currency. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. You should understand that, if the U.S. dollar strengthens relative to the currency in which the applicable ordinary shares trade, the price of the ADSs will likely decline for that reason alone.

Securities Linked To Non-U.S. Companies Are Subject To Risks Associated With Non-U.S. Markets.

Investments in securities linked to non-U.S. companies involve certain risks. Where the underlying ordinary shares principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, share prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that affect emerging markets. These factors, which could negatively affect the value of such shares, include the possibility of changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economies of emerging nations may differ unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

Additional Risk Factors Relating to Securities Linked to A Fund or An Underlying Stock

If The Securities Are Linked To A Market Measure That Is A Fund Or Underlying Stock, You Will Have No Rights Against The Market Measure, And You Will Not Receive Dividends On Its Shares.

As a holder of the securities, you will not be entitled to any rights with respect to any Market Measure or its shares, including voting rights and rights to receive any dividends or other distributions on the shares, but you will be subject to all changes affecting the shares. No Market Measure is involved in the offering of the securities in any way, and no Market Measure has any obligation to consider your interests as a holder of securities.

For example, in the event that an amendment is proposed to an Underlying Stock Issuer’s certificate of incorporation or by-laws requiring stockholder approval, you will not be entitled to vote on the amendment. Any such change to any Underlying Stock may adversely affect its market price, which will adversely affect the value of the securities and increase the likelihood that you lose money on your investment.

The Securities Will Not Be Adjusted For All Events That Could Affect The Value Of The Shares Of Any Fund or Underlying Stock To Which The Securities Are Linked.

For securities linked to a Market Measure that is a Fund or an Underlying Stock, certain events may occur during the term of the securities that have a dilutive effect on the value of the shares of such Market Measure or otherwise adversely affect the market price of such shares. The calculation agent will make certain adjustments for some of these events, as described under “General Terms of the Securities.” However, an adjustment will not be made for all events that could have a dilutive or adverse effect on such shares or their market price, such as ordinary dividends, partial tender offers or additional public offerings of shares, and the adjustments that are made may not fully offset the dilutive or adverse effect of the particular event. Accordingly, the occurrence of any event that has a dilutive or adverse effect on the shares of any Fund or Underlying Stock to which the securities are linked may adversely affect what you receive at maturity or, if applicable, any other payment owed to you under the securities. Unlike an investor in the securities, a direct holder of such shares may receive an offsetting benefit from any such event that may not be reflected in an adjustment to the terms of the securities; therefore, you may experience dilution or adverse consequences in a circumstance in which a direct holder would not.

If A Reorganization Event Occurs With Respect To A Fund Or An Underlying Stock, The Calculation Agent May Make Adjustments To The Terms Of The Securities That Adversely Affect Your Return On The Securities.

If a reorganization event occurs with respect to a Fund or an Underlying Stock to which the securities are linked, the calculation agent will have discretion to make such adjustments to the terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event. In such an event, the calculation agent may, but is not required to, select a successor fund or stock to which the securities may become linked thereafter. In any case, the adjustments made by the calculation agent to the terms of the securities may adversely affect the value of and your return on the securities.

Additional Risk Factors Relating to Securities Linked to a Basket

Changes In The Values Of The Basket Components May Offset Each Other.

Changes in the values of the Market Measures included in a basket may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of one or more other basket components may not increase as much or may even decline. In such event, increases in the value of one or more of the components may be moderated, wholly offset or more than offset by lesser increases or declines in the value of the other components, particularly if the components that appreciate are of relatively low weight in the basket.

An Investment In Securities Linked To A Basket Is Not A Diversified Investment.

The fact that the securities may be linked to a basket of Market Measures does not mean that the securities represent a diversified investment. First, although the applicable Market Measures may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, securities linked to a basket of U.S. equity indices will have exposure to U.S. equity markets, and such indices may respond in similar ways to economic events that affect the U.S. equity markets generally. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., the guarantor of any payments due on the securities. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations and Citigroup Inc. may default on its guarantee obligations under the terms of the securities.

Changes In The Values Of The Basket Components May Be Highly Correlated.

Changes in the values of the Market Measures included in a basket may become highly correlated during periods of decline in the value of such Market Measures. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the values of the basket components become correlated in decline, a decline in the value of one basket component will not be offset by the performance of any other basket component and, in fact, each basket component will contribute to an overall decline in the level of the basket.

The Basket Components May Not Be Equally Weighted.

The Market Measures included in a basket may be assigned different weights, if specified in the applicable pricing supplement. Market Measures that are assigned greater weights in the basket will have a greater impact on the performance of the basket than Market Measures that are assigned lesser weights, and you will accordingly be subject to greater risk associated with the basket components that have such greater weights.

General Terms of the Securities

Citigroup Global Markets Holdings Inc. will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series N,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The specific terms of the securities will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

Certain Terms for Securities Linked to an Index

Certain Definitions

A “multiple exchange index” means the EURO STOXX 50® Index, the MSCI ACWI Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “trading day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

The “closing level” with respect to an Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Market Disruption Events

A “market disruption event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such

Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index (other than a multiple exchange index):

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a multiple exchange index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and to us, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such

Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, we will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Certain Terms for Securities Linked to a Fund

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities and Exchange Act of 1934 (the “Exchange Act”), on which such Fund (or any such other security) is listed or admitted to trading.

The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-

dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

•	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

•	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and us, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date in good faith and in a commercially reasonable manner.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and determine the maturity payment amount and any other terms of the securities with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Certain Terms for Securities Linked to an Underlying Stock

Certain Definitions

A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•	if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•	if such Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

If such Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding sentence, then the closing price for one share of such Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.

If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Citigroup Global Markets Inc. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto or, if the OTC Bulletin Board Service is discontinued and there is no successor service thereto, the OTC Reporting Facility operated by FINRA.

The “stock closing price” with respect to an Underlying Stock on a trading day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such trading day.

The “adjustment factor” for an Underlying Stock is initially 1.0. The adjustment factor for an Underlying Stock will remain constant for the term of the securities, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustment Events” below.

Market Disruption Events

A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:

•	a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	such Underlying Stock does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be a market disruption event with respect to an Underlying Stock:

•	a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to such Underlying Stock or those contracts; or

•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.

Adjustment Events

The adjustment factor for an Underlying Stock is initially 1.0. However, the adjustment factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your securities, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—Additional Risk Factors Relating to Securities Linked to An Underlying Stock—You Have Limited Anti-dilution Protection.”

How adjustments will be made

If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock. Adjustments to the adjustment factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “adjustment period”).

The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the adjustment factor of an Underlying Stock during the term of the securities be deemed to change the stated principal amount per security.

If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock to equal the product of the prior adjustment factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:

•	the number of shares issued with respect to one share of such Underlying Stock, and

•	the prior adjustment factor for such Underlying Stock.

The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

Unless otherwise specified in the applicable pricing supplement, the adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “ —Reorganization Events” below, and

•	extraordinary dividends described below.

For purposes of determining whether an extraordinary dividend has occurred with respect to an Underlying Stock:

•	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special;

•	“extraordinary dividend amount” with respect to an extraordinary dividend for an Underlying Stock will equal the amount per share (or other applicable security) of such Underlying Stock of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion; and

•	“extraordinary dividend base closing price” means the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution.

If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•	a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•	a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•	the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to an Underlying Stock:

•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

•	the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•	the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•	the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an Underlying Stock, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Underlying Stock or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines in its sole discretion (which, for the avoidance of doubt, it is not required to do) that such adjustment shall include the selection of a successor Underlying Stock other than the common equity securities of the surviving or acquiring entity in such reorganization event or of the entity whose securities are issued in a spin-off reorganization event (such determination, a “replacement stock event”), such successor Underlying Stock shall be selected in accordance with “Replacement Stock Events” below.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent selects a successor Underlying Stock, the calculation agent will make further anti-dilution adjustments for any later events that affect such successor Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events.

Replacement Stock Events

Following the occurrence of a replacement stock event described in “Adjustments for Reorganization Events” above or in “—Delisting of an Underlying Stock or Termination of an American Depositary Receipt Facility” below with respect to an Underlying Stock, the calculation agent shall select the replacement stock in accordance with the following paragraphs.

The “replacement stock” will be the stock having the closest implied volatility to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer, where the manner of determining and timing of observing the implied volatility of each prospective replacement stock and the applicable original Underlying Stock will be determined by the calculation agent in good faith and in a commercially reasonable manner; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of Citigroup Global Markets Holdings Inc., any of its hedging counterparties or any of their affiliates that would materially limit the ability of Citigroup Global Markets Holdings Inc., any of its hedging counterparties or any of their affiliates to hedge the securities with respect to such stock, (ii) any stock for which the aggregate number of shares to be referenced by the securities (equal to the product of (a) (i) the aggregate stated principal amount outstanding divided by (ii) the starting value of the applicable Underlying Stock and (b) the adjustment factor that would be in effect immediately after selection of such stock as the replacement stock) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the replacement stock event or (iii) any stock that the calculation agent determines differs materially from the original Underlying Stock in terms of dividend yield or the cost of borrowing such stock (any stock excluded under clause (i), (ii) or (iii), an “excluded stock”). For the avoidance of doubt, the calculation agent may observe the implied volatility of each prospective replacement stock and the applicable original Underlying Stock at different times. For example, the calculation agent may observe the implied volatility of each replacement stock at or about the time of the replacement, and observe the implied volatility of the applicable original Underlying Stock on the pricing date or immediately prior to the public announcement of the applicable replacement stock event, in each case as determined by the calculation agent in good faith and in a commercially reasonable manner.

If a replacement stock event occurs, the calculation agent shall determine the adjustment factor with respect to the replacement stock in such manner as the calculation agent determines appropriate to account for the economic effect on the securities of such replacement stock event.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock that is not an excluded stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer. If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.

The “replacement stock selection index” means the S&P 500® Index.

Delisting of an Underlying Stock or Termination of an American Depositary Receipt Facility. If an Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or if an Underlying Stock is an American Depositary Share and the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason, then, in any such case, the calculation agent may (but is not required to) determine that a replacement stock event shall be deemed to occur.

Consequences of a Market Disruption Event; Postponement of a Calculation Day

As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth trading day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled trading day for that Underlying Stock after such originally scheduled calculation day.

Securities Linked to a Single Market Measure

If any calculation day is not a trading day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a trading day with respect to the Market Measure.

If a market disruption event occurs or is continuing with respect to the Market Measure on any calculation day, then such calculation day will be postponed to the first succeeding trading day for the Market Measure on which a market disruption event for the Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a calculation day has been postponed to the final disrupted calculation day and a market disruption event occurs or is continuing with respect to the Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of the Market Measure on such final disrupted calculation day:

(i)	in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Securities Linked to Multiple Market Measures

If any calculation day is not a trading day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure.

If a market disruption event occurs or is continuing with respect to any Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a market disruption event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of such Market Measure on such final disrupted calculation day:

(i)	in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.

Payment Dates

The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the securities (each referred to in this section as a “payment date”).

If any scheduled payment date is not a business day, the payment (if any) required to be made on the securities on such payment date will be made on the next succeeding business day. If a calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three business days after the final calculation day as postponed. If the securities are linked to more than one Market Measure and a calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.

If any payment date is postponed due to a non-business day, a market disruption event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.

Calculations and Calculation Agent

Unless otherwise specified in the applicable pricing supplement, the “calculation agent” for each issuance of securities will be our affiliate, CGMI, or any successor appointed by us. The calculation agent will make the determinations specified in this product supplement or in the applicable pricing supplement.

The calculation agent will determine any amounts payable on the securities. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing value of a Market Measure under certain circumstances;

•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

•	if publication of an Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of such Index;

•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund;

•	if a reorganization event occurs with respect to a Fund or an Underlying Stock, determine the adjustments to be made to the terms of the securities to account for the economic effect on the securities of such event; and

•	select a replacement stock for an Underlying Stock under certain circumstances.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings Inc., Citigroup Inc. and the holders of the securities. The calculation agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Events of Default and Acceleration

If an event of default with respect to an issue of securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by such securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided in the applicable pricing supplement. If the applicable pricing supplement specifies that the securities will pay a coupon, then the amount described in the immediately preceding sentence will also include a portion of a final coupon payment, if any. The maturity payment amount and any final coupon payment will be calculated as though the date of acceleration were the calculation day (or the final calculation day, if there is more than one calculation day). The final coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date to, but excluding, the date of acceleration.

Plan of Distribution; Conflicts of Interest

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for each offering of securities, expects to sell the securities to Wells Fargo Securities, LLC (“Wells Fargo”), as agent.

Unless otherwise specified in the applicable pricing supplement, Wells Fargo will receive an underwriting discount and commission for each security it sells. Wells Fargo will pay selected dealers, which may include Wells Fargo Advisors (“WFA”), a fixed selling commission for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo may pay a portion of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in an offering, CGMI may pay a fee to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

For the avoidance of doubt, any fees or selling concessions described in the applicable pricing supplement will not be rebated if the securities are redeemed prior to maturity pursuant to the terms in the applicable pricing supplement.

The public offering price of the securities includes any underwriting discount and commission described on the cover page of the applicable pricing supplement and the estimated cost of hedging our obligations under the securities. We expect to hedge our obligations under the securities through affiliated or unaffiliated counterparties, which may include our affiliates and affiliates of Wells Fargo. Our cost of hedging will include the projected profit that such counterparties, which may include our affiliates and affiliates of Wells Fargo, expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond the control of any counterparty, which may include our affiliates and affiliates of Wells Fargo, such hedging may result in a profit that is more or less than expected, or could result in a loss.

The applicable pricing supplement, this product supplement, the accompanying prospectus supplement and prospectus may be used by Wells Fargo or an affiliate of Wells Fargo in connection with offers and sales related to market-making or other transactions in the securities. Wells Fargo or an affiliate of Wells Fargo may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

No action has been or will be taken by Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them that would permit a public offering of the securities or possession or distribution of the applicable pricing supplement, this product supplement, the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the applicable pricing supplement, this product supplement, the accompanying prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them.

CGMI is an affiliate of Citigroup Global Markets Holdings Inc. Accordingly, each offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Citigroup Global Markets Holdings Inc. has agreed to indemnify CGMI against liabilities relating to material misstatements and omissions with respect to the securities, or to contribute to payments that CGMI may be required to make relating to these liabilities. Citigroup Global Markets Holdings Inc. will reimburse CGMI for customary legal and other expenses incurred by CGMI in connection with the offer and sale of the securities.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. If the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

Certain Selling Restrictions

Prohibition of Sales to European Economic Area Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)	not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

(b)	the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(1)       the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(2)       we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(3)       any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(4)       our interests are adverse to the interests of the purchaser or holder; and

(5)       neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of CGMI or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of securities at another time or price should consult their tax advisors regarding the U.S. federal tax consequences to them of the ownership and disposition of the securities. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a security;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax advisor as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

We will not attempt to ascertain whether any Underlying Stock Issuer, Fund or issuer of shares underlying an Index (each, an “Underlying Issuer”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a non-U.S. holder (as defined below), and in the case of a PFIC if you are a U.S. holder, upon a sale, exchange or other disposition of the securities. If a U.S. holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax advisor regarding the possible consequences to you if any Underlying Issuer is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare tax on net investment income. You should consult your tax advisor about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant securities.

Tax Treatment of the Securities

There are no statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities described in this product supplement, and the consequences of ownership and disposition of the securities are subject to substantial uncertainty. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities. It is possible, for example, that the securities could be treated in their entirety as debt instruments issued by us. Under this treatment, “long-term” securities (i.e., securities that mature, after taking into account the last possible date that the securities could be outstanding under their terms, more than one year from the date of their issuance) would generally be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your tax accounting method, (i) in each year that you held the securities you would generally be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange, redemption or retirement of the securities would be treated as ordinary income. You could also be subject to special reporting requirements if any loss on the securities exceeded certain thresholds. If securities that are not long-term securities were treated as debt instruments, all or a portion of the gain you realize on a sale, exchange, redemption or retirement of the securities could be treated as ordinary income.

In the case of securities that we treat as Put Options and Deposits, each as defined below, it is possible, for example, that the entire amount of any coupon payments on the securities could be treated as income to you at the time received or accrued, and other information reporting agents may report income to you on this basis. Alternatively, the coupon payments on the securities might not be accounted for separately as giving rise to income to you until the sale or other taxable disposition of the securities.

For Non-U.S. Holders, an alternative treatment of the securities could result in adverse U.S. federal withholding tax consequences to you, particularly in the case of coupons in respect of securities that we treat as Put Options and Deposits. Even if an exemption from withholding tax applies to the securities under an alternative treatment, you might be required to provide different or additional IRS forms or certifications to establish your eligibility for the exemption.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Moreover, if there is a change to the securities that results in the securities being treated as reissued for U.S. federal income tax purposes, as discussed below in “Possible Taxable Event,” the treatment of the securities after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of securities generally assume that the stated treatment of each type of security is respected and that no deemed retirement and reissuance of the securities has occurred. You should consult your tax advisor regarding the risk that an alternative U.S. federal income tax treatment applies to the securities.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Securities Treated as Prepaid Forward Contracts

The following discussion applies to securities treated as prepaid forward contracts for U.S. federal income tax purposes.

Tax Treatment Prior to Maturity or Disposition

Subject to the discussion in the next paragraph, a U.S. holder should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to an earlier taxable disposition of the securities.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity, the consequences are not entirely clear. A security might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the security. In addition, the timing and character of income you recognize in respect of the reissued security after that time could also be affected. You should consult your tax advisor regarding the treatment of the securities in such an event.

Taxable Disposition of the Securities. Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Your tax basis in a security should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Possible Higher Tax on Securities Linked to ‘Collectibles’” and “—Possible Application of Section 1260 of the Code,” this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1260 of the Code

If a security is linked to a Market Measure consisting of an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, depending upon the specific terms of the securities it is possible that an investment in a security will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of securities with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. In addition, as discussed below in “—Possible Higher Tax on Securities Linked to ‘Collectibles,’” if the securities are related to an ownership interest in collectibles or an entity that holds collectibles, long-term capital gain that you would otherwise recognize in respect of your securities up to the amount of the “net underlying long-term capital gain” could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. We will not attempt to ascertain whether any investment in a security should be treated as a constructive ownership transaction within the meaning of Section 1260 of the Code. Unless otherwise indicated in the applicable pricing supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the securities.

Possible Higher Tax on Securities Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain securities linked to a Market Measure that is a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. Prospective investors should consult their tax advisors regarding an investment in a security linked to a collectible or to an entity holding collectibles.

Securities Treated as Prepaid Forward Contracts with Associated Coupons

The following discussion applies to securities treated for U.S. federal income tax purposes as prepaid forward contracts with one or more associated coupon payments.

Coupon Payments

The U.S. federal tax treatment of coupon payments on the securities is unclear. The discussion herein generally assumes that the coupon payments on the securities are taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ. A different treatment could also affect your tax basis in the securities, and therefore the amount of gain or loss you recognize on a disposition of the securities. Except where stated otherwise, the discussion herein assumes that the coupon payments are taxable as ordinary income at the time received or accrued in accordance with your regular method of tax accounting.

If the payment at maturity on a security becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity, the consequences are not entirely clear. A security might be treated as terminated for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the security. In addition, the timing and character of income you recognize in respect of the security after that time could also be affected. You should consult your tax advisor regarding the treatment of the securities in such an event.

Taxable Disposition of the Securities

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Your tax basis in a security should generally equal the amount you paid to acquire it. Subject to the discussions above under “Securities Treated as Prepaid Forward Contracts—Possible Higher Tax on Securities Linked to ‘Collectibles’” and “Securities Treated as Prepaid Forward Contracts—Possible Application of Section 1260 of the Code,” this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Securities Treated as Put Options and Deposits

The following discussion applies to securities treated as a put option (the “Put Option”) written by you with respect to the Market Measure(s), secured by a deposit equal to the issue price of the security (the “Deposit”). This discussion generally assumes that the issue price of the security is equal to the amount due at maturity of the security (excluding the final coupon payment on the security) if the final value of the Market Measure(s) equals or exceeds its initial value and that there is no circumstance in which the amount due to the investor with respect to a security exceeds the issue price of the security.

Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

Coupon Payments

Securities with a Term of Not More than One Year. Because the term of the securities is not more than one year, we intend to treat the Deposit as a “short-term obligation” issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit, and the following discussion is based on this treatment. Under this treatment, if you are an accrual-method holder, or a cash-method holder who so elects, you will be required to include the discount in income as it accrues on a straight-line basis, unless you elect to accrue the discount on a constant-yield method based on daily compounding. If the coupon rate on the security is not fixed, the timing of accrual of the discount may not be clear. If you are a cash-method holder who does not elect to accrue the discount in income currently, (i) you should include interest paid on the Deposit upon receipt and (ii) you will be required to defer deductions for interest paid on any indebtedness you incurred to purchase or carry the securities in an amount not exceeding the amount of accrued discount, if any, that you have not included in income.

The Put Premium should not be taken into account until retirement or earlier sale or exchange of the securities. We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable final pricing supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Securities with a Term of More than One Year. We intend to treat interest paid with respect to the Deposit as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting.

The Put Premium should not be taken into account until retirement or earlier sale or exchange of the securities. We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable final pricing supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Taxable Disposition Prior to Retirement

Securities with a Term of Not More than One Year. Upon a sale or exchange of a security prior to retirement, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange. If the value of the Put Option is negative, you should be treated as having made a payment of such negative value to the purchaser in exchange for the purchaser’s assumption of the Put Option, in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit and (ii) your basis in the Deposit (i.e., the price you paid to acquire the security plus any amounts previously accrued into income but not yet paid). Any loss should be treated as short-term capital loss. Any gain should be treated as ordinary interest income to the extent of the amount of any accrued but unpaid discount on the Deposit not yet taken into income and any remaining gain should be treated as short-term capital gain. If the coupon rate on a security is not fixed, the amount of a coupon payment in respect of an accrual period will not be known until the end of the relevant observation period and, therefore, it may not be clear how much discount, if any, will be treated as having accrued on the Deposit at the time of a sale or exchange that occurs during the period.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Securities with a Term of More than One Year. Upon a taxable disposition of a security prior to retirement, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of the disposition. If the value of the Put Option is negative, you should be treated as having made a payment of such negative value to the purchaser in exchange for the purchaser’s assumption of the Put Option, in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (other than any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest) and (ii) your basis in the Deposit (i.e., the price you paid to acquire the security). Such gain or loss should be long-term capital gain or loss if you have held the security for more than one year, and short-term capital gain or loss otherwise.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Tax Treatment at Retirement

The coupon payment received upon retirement will be treated as described above under “Coupon Payments.”

If a security is retired for its stated principal amount (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received upon retirement.

At maturity, if you receive an amount of cash, not counting the final coupon payment, that is different from the stated principal amount, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the sum of the total Put Premium received (including the Put Premium received at maturity) and the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a security, you should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities. If income on the securities is effectively connected with your conduct of a trade or business in the United States, see “—Effectively Connected Income” below.

As discussed below under “Possible Taxable Event,” under certain circumstances, the securities could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued securities might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued securities, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax advisor regarding the consequences of a significant modification of the securities.

Coupon Payments on the Securities

Securities Treated as Prepaid Forward Contracts with Associated Coupons

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any stated interest payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax advisor regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Securities Treated as Put Options and Deposits

Subject to the discussions below regarding Section 871(m), “FATCA” and “Effectively Connected Income”, you generally should not be subject to U.S. federal withholding or income tax in respect of payments on the securities, assuming that you provide to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a U.S. person.

While we currently do not intend to withhold on payments to Non-U.S. Holders on securities treated as Put Options and Deposits (subject to the Form W-8 certification requirement described above and the discussions below regarding Section 871(m) and “FATCA”), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax. You should expect that if withholding applies, it will be at a rate of 30% (or lower treaty rate). Moreover, it is possible that in the future we may determine that we should withhold on coupon payments on the securities. We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

Sale, Exchange or Retirement of the Securities

Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts you receive on a sale, exchange or retirement of a security (other than amounts received in respect of any coupon payment, which will be treated as described above under “—Coupon Payments on the Securities”), provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2023, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2023 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the security, i.e., when all material terms have been agreed on, and (ii) the issuance of the security. However, if the time of pricing is more than 14 calendar days before the issuance of the security, the calculation date is the date of the issuance of the security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the security. As a result, you should acquire such a security only if you are willing to accept the risk that the security is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a security are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the security generally will be treated as reissued for this purpose at the time of the significant modification, in which case the securities could become Specified ELIs at that time.

If a security is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the security or upon the date of maturity, lapse or other disposition of the security by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from coupons or other payments on the security, from proceeds of the retirement or other disposition of the security, or from your other cash or property held by us or the withholding agent. If withholding applies, you should assume that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2023 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the applicable pricing supplement will generally state the estimated amounts.

Depending on the terms of a security and whether or not it is issued prior to 2023, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the security references a Qualified Index or Qualified Index Security; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); and whether the substantial equivalence test is met and the initial hedge (for a complex contract).

Prospective purchasers of the securities should consult their tax advisors regarding the potential application of Section 871(m) to a particular security and, if withholding applies, whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for a non-U.S. holder to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on non-U.S. holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to securities linked to U.S. equities and their application to a specific issue of securities may be uncertain. Accordingly, even if we determine that certain securities are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. holders should consult their tax advisors regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a security could be treated as a USRPI, in which case any gain from the disposition of the security would generally be subject to U.S. federal income tax and would be required to be reported by the non-U.S. holder on a U.S. federal income tax return, generally in the same manner as if the non-U.S. holder were a U.S. holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a security that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer’s regularly traded class of interests, as specified in the applicable Treasury regulations. In the case of securities that are regularly traded, an interest in 5% or less of the outstanding securities of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisors regarding whether their ownership interest in the securities will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the securities are effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax advisor regarding the U.S. federal estate tax consequences of investing in the securities.

Possible Taxable Event

A change in the methodology by which a Market Measure is calculated, a reorganization event, a change in the components of an Index, the designation of a successor equity index, successor fund, successor stock or replacement stock, or other similar circumstances resulting in a material change to a Market Measure or to the method by which amounts payable on the securities could result in a significant modification of the affected securities.

A significant modification would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax advisor regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Fungibility of Subsequent Issuances of the Securities

We may, without the consent of the holders of outstanding securities, issue additional securities with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original securities, these additional securities may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original securities.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the securities is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a security or an Index and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax advisor regarding these rules.

Information Reporting and Backup Withholding

Payments on the securities as well as the proceeds of a sale, exchange or other disposition (including retirement) of the securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides the applicable withholding agent with an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to interest from U.S. sources and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable pricing supplement, we will not be required to pay any additional amounts with respect to amounts withheld in respect of U.S. federal income taxes.